SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant    [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

[X]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Cordorus Valley Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 10, 2006

Dear Fellow Shareholders of Codorus Valley Bancorp, Inc.:

On behalf of the Corporation’s Board of Directors, I am pleased to invite you to attend Codorus Valley Bancorp, Inc.’s Annual Meeting of Shareholders to be held on Tuesday, May 16, 2006, at 9:00 a.m., prevailing time. The location of the Annual Meeting is the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403. At the Annual Meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the Proxy Statement and Notice of Meeting is your proxy and Codorus Valley Bancorp, Inc.’s 2005 Annual Report to Shareholders.

The principal business of the meeting is to elect two Class A Directors, each to serve for a term of three years, and to transact any other business that is properly presented at the Annual Meeting. The Notice of Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon in more detail.

I am delighted that you have invested in Codorus Valley Bancorp, Inc., and I hope that, whether or not you plan to attend the Annual Meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save Codorus Valley Bancorp, Inc. expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person.

I look forward to seeing you on May 16, 2006 at the Corporation’s Annual Meeting.

Sincerely,

Larry J. Miller

Vice Chairman, President and Chief Executive Officer

Codorus Valley Corporate Center, 105 Leader Heights Road, P.O. Box 2887, York, PA 17405-2887

CODORUS VALLEY BANCORP, INC.

NASDAQ TRADING SYMBOL: CVLY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2006

www.peoplesbanknet.com

PROXY STATEMENT
Dated and to be mailed on or about April 10, 2006

Codorus Valley Bancorp, Inc.
Codorus Valley Corporate Center
105 Leader Heights Road
York, Pennsylvania 17403
(717) 747-1519

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2006

CODORUS VALLEY BANCORP, INC.

CODORUS VALLEY CORPORATE CENTER

105 LEADER HEIGHTS ROAD

YORK, PENNSYLVANIA 17403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 16, 2006

TO THE SHAREHOLDERS OF CODORUS VALLEY BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Codorus Valley Bancorp, Inc. will be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania, on Tuesday, May 16, 2006, at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:

1.         To elect two Class A directors, each to serve for a three-year term and until their successors are elected and qualified; and

2.         To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only those shareholders of record at the close of business on March 9, 2006 are entitled to notice of and to vote at the meeting.

Please promptly complete, date, and sign the enclosed proxy and return it in the enclosed postpaid envelope. We cordially invite you to attend the meeting. Your proxy is revocable, and you may withdraw it at any time. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

We enclose, among other things, a copy of the 2005 Annual Report on Form 10-K of Codorus Valley Bancorp, Inc.

BY ORDER OF THE BOARD OF DIRECTORS

Harry R. Swift, Esquire

Secretary

York, Pennsylvania

April 10, 2006

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by Codorus Valley Bancorp, Inc., on behalf of the Board of Directors (the Board), for the 2006 Annual Meeting of Shareholders. This Proxy Statement and the related proxy card are being distributed on or about April 10, 2006.

Codorus Valley Bancorp, Inc. will bear the expense of soliciting proxies. In addition to the use of the mail, directors, officers, and employees of the Corporation and its subsidiaries may, without additional compensation, solicit proxies.

The Annual Meeting of Shareholders will be held on Tuesday, May 16, 2006, at 9:00 a.m. at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Shareholders of record at the close of business on March 9, 2006 are entitled to vote at the meeting.

At the annual meeting, shareholders will vote to:

•	Elect two (2) Class A directors, each to serve for a three-year term; and
•	Transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Proxies and Voting Procedures

You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card will not affect your right to attend the meeting and will in no way limit your right to vote at the annual meeting if you later decide to attend in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor, from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing a proxy, you appoint Mildred L. Lackey, George E. McCullough and Bernard F. Young as proxy holders to vote your shares as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR election of the nominees identified in this Proxy Statement.

You may revoke your written proxy by delivering written notice of revocation to Harry R. Swift, Esquire, Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Swift at any time before the proxy is voted at the meeting. Proxy holders will vote shares represented by proxies, if properly signed and returned to the Secretary, in accordance with instructions of shareholders.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

If you are also a participant in the Codorus Valley Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy will serve as a voting instruction card for your shares held in the Plan. Wells Fargo Bank, N.A., the Plan administrator, will vote your shares held in the Dividend Reinvestment and Stock Purchase Plan in the same manner as you indicate on your proxy card.

At the close of business on February 7, 2006, Codorus Valley Bancorp, Inc. had 3,160,821 shares of common stock, par value $2.50 per share, issued and outstanding. Codorus Valley Bancorp, Inc.’s Articles of Incorporation authorize the Corporation to issue up to 10,000,000 shares of common stock, par value $2.50 per share. In addition to the common stock, Codorus Valley Bancorp, Inc. has 1,000,000 shares of preferred stock authorized, no shares of which are issued and outstanding.

Quorum

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business. Under Pennsylvania law and Codorus Valley Bancorp, Inc.’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. Cumulative voting rights do not exist for the election of directors. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares present, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under Codorus Valley Bancorp, Inc.’s Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board and Leadership believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the NASDAQ National Market and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has eight members. Under the NASDAQ National Market standards for independence, D. Reed Anderson, Esquire, M. Carol Druck, MacGregor S. Jones, Rodney L. Krebs, Dallas L. Smith, Donald H. Warner, and Michael L. Waugh, meet the standards for independence. This constitutes a substantial majority of our Board of Directors. Only independent directors serve on our Audit Committee, Corporate Governance and Nominating Committee, and Compensation Committee.

Meetings and Committees of the Board of Directors

The Board of Directors of the Corporation has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Audit Committee. Members of the Audit Committee during 2005 were Dallas L. Smith, Chairman, D. Reed Anderson, Esquire, and Donald H. Warner. The Audit Committee met four times during 2005. The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and appointing an independent certified public accountant.

We have no “Audit Committee financial expert.” We are actively searching for a financial expert. However, the Board of Directors believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The Audit Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Compensation Committee. The members of the Compensation Committee are Rodney L. Krebs, Chairman, D. Reed Anderson, Esquire, M. Carol Druck, MacGregor S. Jones, Dallas L. Smith, Donald H. Warner, and Michael L. Waugh. All members of the Compensation Committee are independent (as independence is currently defined in NASD Rule 4200(a)(15)). The Compensation Committee met eight (8) times during 2005. The principal duties of the Compensation Committee include evaluating and approving compensation plans, policies, and programs for the Corporation’s officers and other highly compensated employees.

Corporate Governance and Nominating Committee. Members of the Corporate Governance and Nominating Committee are Rodney L. Krebs, Chairman, D. Reed Anderson, Esquire, M. Carol Druck, MacGregor S. Jones, Dallas L. Smith, Donald H. Warner, and Michael L. Waugh. All members of the Corporate Governance and Nominating Committee are independent (as independence is currently defined in NASD Rule 4200(a)(15)). The Corporate Governance and Nominating Committee met once during 2005. The principal duties of the Corporate Governance and Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation, and providing oversight in the evaluation of the Board and each committee.

Director Nomination Process. The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become members of the Board of Directors, and to recommend such individuals to the Board of Directors for their consideration and nomination. The Corporate Governance and Nominating Committee, and the Board of Directors, endeavor to recruit and employ Board members that demonstrate intellectual capacity, strong interpersonal skills, good business instinct, objectivity and the highest level of personal and professional integrity, on an individual and collective basis. When evaluating current members of the Board of Directors and prospective candidates for the Board of Directors, the Committee seeks to balance the skill sets and attributes of existing Board members with the need for other complimentary diverse skills, talents and qualities of Board candidates that will complement the existing Board of Directors and position the Corporation to successfully implement its strategic vision.

In addition to requiring that each existing director and candidate for nomination possess unquestionable character, and a commitment to contribute to the success of the Corporation and the stewardship of the community, the Corporate Governance and Nominating Committee’s evaluation of director candidates includes an assessment of issues and factors regarding the individual’s: education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships and knowledge and experience in matters that impact diversified community financial institutions. The Committee will also take into account the director candidate’s ability to devote adequate time to Corporate matters, including being prepared for and sufficiently participating in all Board of Directors and committee meetings. When the Corporate Governance and Nominating Committee is considering current members of the Board of Directors for nomination for reelection, the Committee also considers prior performance, as well as meeting attendance records.

The Corporate Governance and Nominating Committee will consider recommendations by Codorus Valley Bancorp, Inc. shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to:

Harry R. Swift, Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

P. O Box 2887

York, PA   17405-2887

Submissions must include information regarding a candidate’s: citizenship, age, background, business and personal addresses, qualifications, experience, principal occupation or employment, directorships and other positions held by the candidate in business, charitable and community organizations and his/her willingness to serve as a member of the Board of Directors. Based on a preliminary assessment of the candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with, and request additional information from, the candidate.

The current practice of the Corporate Governance and Nominating Committee is to identify potential director candidates through a variety of sources. The Committee considers recommendations made by current or former directors or members of executive management. Potential candidates also may be identified through contacts in the business, civic, academic, legal and non-profit communities. The Chairman of the Corporate Governance and Nominating Committee will determine how to approach director candidates.

Regarding new director candidates, the Corporate Governance and Nominating Committee will evaluate whether the nominee is independent, as independence is defined under applicable NASDAQ Rules, and whether the nominee meets the qualifications for director outlined above as well as any special qualifications applicable to membership on any committee on which the nominee may be appointed to serve if elected. A majority of the Board of Directors must meet the criteria for “independence” established by the NASDAQ Stock Market and the Committee will consider any conflicts of interest that might impair that independence. Currently, seven of the eight members of the Board of Directors have been determined to be independent as defined by NASDAQ.

Under its current practices, there are no differences in how the Corporate Governance and Nomination Committee evaluates a nominee for director based on whether the nominee is recommended by the Committee or by a shareholder.

The Board of Directors. The Board of Directors of Codorus Valley Bancorp, Inc. met fifteen (15) times during 2005. There were a total of twenty-seven (27) meetings of the Board of Directors of PeoplesBank, A Codorus Valley Company in 2005. All directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served. While the Corporation has no formal policy in place, Directors are strongly encouraged to attend the Annual Meeting of Shareholders. All of our Directors attended the 2005 Annual Meeting of Shareholders and we expect that they will all attend this year’s meeting.

Communicating with Directors. The Board of Directors has established a process for shareholders and other interested parties to communicate directly with the Chairman of the Board of Directors or other non-management directors individually or collectively, by submitting their written correspondence to the following address:

Chairman of the Board of Directors (or name of individual, independent director)

c/o Harry R. Swift, Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

P. O. Box 2887

York, PA   17405-2887

The Corporate Secretary may facilitate such direct communications with the Board of Directors or individual, independent directors by reviewing and summarizing such communications. All such communications will be referred to the Chairman of the Board of Directors or individual, independent directors for consideration unless otherwise instructed by the Board of Directors.

Nomination of Directors

Article 10, Section 10.1 of Codorus Valley Bancorp, Inc.’s Bylaws requires that nominations, including those made by or on behalf of the existing management of Codorus Valley Bancorp, Inc., be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or received at the principal executive offices of the Corporation not less than 90 days prior to the one year anniversary date of the preceding meeting of shareholders called to elect directors. The notice must also provide the specific information required by Section 10.1. The Board is required to determine whether nominations have been made in accordance with the requirements of the Bylaws. If they determine that a nomination was not made in accordance with the Bylaws, the shareholder will be given an opportunity to cure any deficiency in accordance with the Bylaws. You may obtain a copy of the Corporation’s Bylaws by writing to Harry R. Swift, Esquire, Secretary, Codorus Valley Bancorp, Inc., Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403. A copy of our Bylaws has been filed with the Securities and Exchange Commission as Exhibit 3(ii) to Form 8-K filed October 14, 2005.

Submission of Shareholder Proposals

If a shareholder wants us to include a proposal in our Proxy Statement for presentation at our 2007 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at Codorus Valley Bancorp, Inc., Codorus Valley Corporate Center, 105 Leader Heights Road, York, PA 17403 no later than December 11, 2006.

If a shareholder proposal is submitted to the Corporation after December 11, 2006, it is considered untimely; and, although the proposal may be considered at the annual meeting, it may not be included in the Corporation’s 2007 Proxy Statement. The proposal must be delivered to our principal executive offices at Codorus Valley Bancorp, Inc., Codorus Valley Corporate Center, 105 Leader Heights Road, York, PA 17403, to the attention of our Corporate Secretary. We are not required to include any proposal received after December 11, 2006 in our proxy materials for the 2007 Annual Meeting.

ELECTION OF DIRECTORS

Codorus Valley Bancorp, Inc.’s Bylaws provide that the Board of Directors consists of not less than five (5) or more than twenty-five (25) persons. The Board of Directors is also divided into three classes. Each class consists, as nearly as possible, of one-third of the directors. The Bylaws also provide that the directors of each class be elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year. The Board of Directors determines the number of directors in each class.

A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring on the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of the class of directors to which he or she was appointed. There is a mandatory retirement provision in the Bylaws that provides for the retirement of directors at age 70.

The Board of Directors has fixed the number of directors at eight. There are two nominees for the Board of Directors for election at the 2006 Annual Meeting. The Board of Directors has nominated the following two persons for election to the Board of Directors each for a three year term:

Nominees for Class A Directors

For a Term of Three Years Until 2009

Rodney L. Krebs

Dallas L. Smith

Each of the nominees presently serves as a director.

In the event that any of the nominees are unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by management. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

Information about Nominees and Continuing Directors

Information, as of February 7, 2006, concerning the two nominees to the Board of Directors and six continuing directors, appears below.

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions Held with Codorus Valley Bancorp, Inc. and Subsidiaries

		Nominees – Class A – For a Term of Three Years until 2009
Rodney L. Krebs (65)	1988	President, Springfield Contractors, Inc. (a heavy equipment/earth moving firm); Chairman and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company
Dallas L. Smith (60)	1986	President, Bruce V. Smith, Inc. (a retail furniture corporation); and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company
		Class B - Continuing Directors until 2007
M. Carol Druck (56)	1988	Realtor, Morgan-Collins, Inc.; President, Druck Realty, Inc.; and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

Donald H. Warner (67)	1990

President, Warners Motor Express, Inc. (moving and storage company);
Vice President, Codorus Valley Bancorp, Inc., 1993-2002; and
Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

Michael L. Waugh (50)	2002	State Senator, 28th District of the Commonwealth of Pennsylvania; and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

		Class C - Continuing Directors until 2008
D. Reed Anderson, Esquire (63)	1994	Attorney-at-Law, Stock and Leader; and Director of Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

MacGregor S. Jones (60)	1993	Retired Automobile Dealer; and Director, Codorus Valley Bancorp, Inc., and PeoplesBank, A Codorus Valley Company

Larry J. Miller (54)	1986	President, Chief Executive Officer, Vice Chairman and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

SHARE OWNERSHIP

Principal Holders

The following table shows, to the best of our knowledge, those persons or entities who owned of record or beneficially, on December 31, 2005, more than 5% of the outstanding Codorus Valley Bancorp, Inc. common stock.

Beneficial ownership of Codorus Valley Bancorp, Inc. common stock was determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock; or
•	Investment power, which includes the power to dispose of or direct the disposition of the stock; or
•	The right to acquire beneficial ownership within 60 days after December 31, 2005.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
PeoplesBank, A Codorus Valley Company Trust and Investment Services Division Codorus Valley Corporate Center 105 Leader Heights Road York, PA 17403	209,495(1)	6.6%

(1)

115,375 shares of common stock beneficially owned by the Bank are held in its fiduciary capacity. The Bank has sole voting and dispositive power over these shares of common stock. 20,510 shares of common stock beneficially owned by the Bank are shares for which the Bank exercises no dispositive power and sole voting power. 73,256 shares of common stock beneficially owned by the Bank are shares for which the Bank exercises shared voting power and shared dispositive power. 354 shares of common stock beneficially owned by the Bank are shares for which the Bank exercises shared voting power and shared dispositive power. The Bank, in its fiduciary capacity, intends to cast all shares under its control FOR the election of the nominees for Class A Director.

Beneficial Ownership of Executive Officers, Directors and Nominees

The following table shows, as of December 31, 2005, the amount and percentage of Codorus Valley Bancorp, Inc. common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of the Corporation as a group.

Beneficial ownership of shares of Codorus Valley Bancorp, Inc. common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or who otherwise has or shares:

•	Voting power, which includes the power to vote or to direct the voting of the stock; or
•	Investment power, which includes the power to dispose or direct the disposition of the stock; or
•	The right to acquire beneficial ownership within 60 days after December 31, 2005.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share. The percentage of all Codorus Valley Bancorp, Inc. common stock owned by each director, nominee or executive officer is less than 1% unless otherwise indicated.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Nominees

D. Reed Anderson, Esquire	23,170(1)	—%
M. Carol Druck	19,200(2)	—%
MacGregor S. Jones	42,803(3)	1.35%
Rodney L. Krebs	33,547(4)	1.06%
Larry J. Miller	93,739(5)	2.89%
Dallas L. Smith	23,716(6)	—%
Donald H. Warner	14,592(7)	—%
Michael L. Waugh	115	—%

Other Named Executives

Diane E. Hill, CPA	6,061(8)	—%
Harry R. Swift, Esquire	6,110(9)	—%
Jann Allen Weaver, CPA	11,217(10)	—%

All Officers and Directors as a Group (11 persons)	274,270(11)	8.21%

_________________

(1)	Includes 6,321 shares held in Mr. Anderson’s 401(k) plan and non-qualified stock options of 15,608.
(2)	Includes 3,990 shares held jointly with Mrs. Druck’s spouse, 500 shares held in Mrs. Druck’s 401(k) plan, and 680 shares held in trust for her grandchildren and non-qualified stock options of 13,055.
(3)	Includes 7,665 shares held in Mr. Jones’ IRA, 25,625 shares held jointly with his spouse, 2,882 shares held individually in his spouse’s IRA and non-qualified stock options of 5,629.
(4)	Includes 4,769 shares held in Mr. Krebs’ IRA, 10,147 shares held jointly with his spouse and non-qualified stock options of 15,608.
(5)

Includes 11,205 shares held jointly with Mr. Miller’s spouse, 348 shares held jointly with his mother, 911 shares held jointly with his daughter, 911 shares held jointly with his son, 960 shares held in Mr. Miller’s IRA and incentive stock options of 78,083.

(6)	Includes 592 shares held in Mr. Smith’s spouse’s IRA and non-qualified stock options of 15,608.
(7)	Includes 589 shares held in Mr. Warner’s IRA, and non-qualified stock options of 13,293.
(8)	Includes 158 shares held jointly with Mrs. Hill’s spouse, and incentive stock options of 5,903.
(9)	Represents Mr. Swift’s incentive stock options of 6,110.
(10)	Includes 468 shares held jointly with Mr. Weaver’s spouse, and incentive stock options of 10,749.

(11)

Includes 50,886 shares reported in Schedule 13 G, as amended, of the Trust and Investment Services Division of PeoplesBank, A Codorus Valley Company (35,010 shares are held for the benefit of MacGregor S. Jones, 14,916 shares are held for the benefit of Rodney L. Krebs, and 960 shares held for the benefit of Larry J. Miller.)

Executive Officers

The following table provides information, as of February 7, 2006, about the Corporation’s executive officers.

Name	Age	Principal Occupation For the Past Five Years and Position Held with Codorus Valley Bancorp, Inc. and Subsidiaries
Larry J. Miller	54	President and Chief Executive Officer and Vice Chairman of the Board, Codorus Valley Bancorp, Inc. and PeoplesBank, a Codorus Valley Company
Harry R. Swift, Esquire	58	Vice President and Secretary, Codorus Valley Bancorp, Inc.; General Counsel, Executive Vice President and Cashier, PeoplesBank, a Codorus Valley Company
Diane E. Hill, CPA	35	Vice President and Auditor, Codorus Valley Bancorp, Inc. and PeoplesBank, a Codorus Valley Company
Jann Allen Weaver, CPA	56	Treasurer/Assistant Secretary, Codorus Valley Bancorp, Inc.; Executive Vice President and Chief Financial Officer, PeoplesBank, a Codorus Valley Company

COMPENSATION AND PLAN INFORMATION

Executive Compensation

The following table summarizes the total compensation for each of the last three years for Larry J. Miller, Codorus Valley Bancorp Inc.’s President, Chief Executive Officer and Vice Chairman, Harry R. Swift, Esquire, Codorus Valley Bancorp, Inc.’s Vice President and Secretary, and Jann Allen Weaver, CPA, Codorus Valley Bancorp, Inc.’s Treasurer/Assistant Secretary. These individuals are referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)(1)	LTIP Payouts ($)	All Other Compensation ($)(2)(3)(4)(5)(6)

Larry J. Miller,	2005	220,000		34,400	0	0	15,000	0	58,926
President, Chief	2004	200,000		15,000	0	0	10,500	0	58,046
Executive Officer and	2003	202,500	(7)	8,000	0	0	0	0	58,782
Vice Chairman of the
Corporation and the
Bank

Harry R. Swift, Esquire,	2005	172,000		21,525	0	0	2,000	0	31,668
Secretary and Vice	2004	166,000		7,500	0	0	2,100	0	29,059
President of the	2003	168,577	(8)	6,000	0	0	0	0	29,492
Corporation and
General Counsel,
Executive Vice
President and Cashier
of the Bank

Jann Allen Weaver,	2005	99,000		13,948	0	0	2,000	0	19,219
CPA, Treasurer/	2004	95,000		4,500	0	0	2,100	0	18,964
Assistant Secretary of
the Corporation and
Executive Vice
President and Chief
Financial Officer of
the Bank

(1)	As adjusted for all stock dividends distributed through December 31, 2005.
(2)

Includes Bank contributions to the 401(k) plan on behalf of Mr. Miller of $6,300, $5,850, and $6,000 for 2005, 2004, and 2003, respectively. Bank contributions to the 401(k) plan on behalf of Mr. Swift of $2,183 in 2005. Bank contributions to the 401(k) plan on behalf of Mr. Weaver of $2,970 and $2,850 for 2005 and 2004.

(3)

Includes imputed income for Officer Group Term Replacement Plan for: Mr. Miller in the amount of $967, $778, and $714 for 2005, 2004, and 2003, respectively; Mr. Swift in the amount of $1,081, $953, and $841 for 2005, 2004, and 2003, respectively; and Mr. Weaver in the amount of $517 and $459 for 2005 and 2004.

(4)

Includes the payment for Mr. Miller’s vehicle valued at $1,980, $2,220, and $2,870 for 2005, 2004, and 2003, respectively; payment for Mr. Swift’s vehicle valued at $4,874, $4,576, and $4,192 for 2005, 2004, and 2003, respectively. Also includes payments for Well Days program to Mr. Miller of $4,231, $3,750, and $3,750 for 2005, 2004, and 2003, respectively; payments for Well Days program to Mr. Weaver of $1,904 and $1,827 for 2005 and 2004 respectively.

(5)	Includes a vacation payout to Mr. Swift of $929 in 2003.
(6)

Includes allocations under the Supplemental Executive Retirement Plan for: Mr. Miller in the amount of $45,448, $45,448, and $45,448 for 2005, 2004 and 2003, respectively; Mr. Swift in the amount of $23,530, $23,530, and $23,530 for 2005, 2004, and 2003, respectively; and Mr. Weaver in the amount of $13,828 and $13,828 for 2005 and 2004 respectively.

(7)	Mr. Miller’s base pay in 2003 was $195,000. However, due to an extra pay period in 2003, Mr. Miller was paid an additional $7,500.
(8)

Mr. Swift’s base pay in 2003 was $161,000. However, due to an extra pay period in 2003, Mr. Swift was paid an additional $6,192 and due to a change in salary administration, an adjustment of $1,385 was paid.

Option Grants in Last Fiscal Year

Codorus Valley Bancorp, Inc. granted stock options under its 2000 Stock Incentive Plan to named executive officers during 2005 as shown in the table below. The options were granted on June 14, 2005. The exercise price is adjustable in the event of any change in the number of issued and outstanding shares that results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the corporation.

The following table sets forth certain information concerning individual grants during 2005 to the named executives:

Name	Number of Securities Underlying Options Granted	% Of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Larry J. Miller	15,000	44.8%	18.60	06/14/2015	166,910	431,037
Harry R. Swift, Esquire	2,000	6.0%	18.60	06/14/2015	22,255	57,472
Jann Allen Weaver, CPA	2,000	6.0%	18.60	06/14/2015	22,255	57,472

The assumed annual rates of appreciation of 5% and 10% would result in the price of the Corporation’s stock increasing to $29.73 and $47.34, respectively at the end of the option’s term.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table summarizes option exercises during 2005 by the named executive officers and presents the value of their unexercised options at December 31, 2005:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)(1) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End ($)(2) Exercisable/Unexercisable

Larry J. Miller	4,000	41,254	78,083 / 22,769	553,316 / 15,973

Harry R. Swift, Esquire	2,815	14,652	6,110 / 0	15,328 / 0

Jann Allen Weaver, CPA	0	0	10,749 / 0	45,492 /0

(1)	Adjusted for all stock dividends distributed through December 31, 2005.
(2)	The fair market value of the Corporation’s common stock on December 31, 2005 was $19.37 per share.

The column “Value Realized” shows the difference between the fair market value of the underlying security on the date of exercise and the exercise price of the options exercised, if any options were exercised. “In-The-Money Options” are stock options where the market price of the underlying common shares exceeded the exercise price at December 31, 2005. The value of these options is determined by subtracting the total exercise price from the total fair market value of the underlying common shares on December 31, 2005.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses the number of outstanding options, warrants and rights granted by the Corporation to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans. The table provides this information separately for equity compensation plans that have and have not been approved by security holders.

	(A)(#)	(B)($)	(C)(#)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (A) (1)

Equity Compensation Plans Approved by Shareholders(2)	262,056	14.37	38,811

Equity Compensation Plans Not Approved by Shareholders(3)	n/a	n/a	11,876

Totals	262,056	14.37	50,687

(1)	As adjusted for stock dividends distributed through December 31, 2005.
(2)	Includes shares issued under Codorus Valley Bancorp, Inc.’s 1996 Stock Incentive Plan, 1998 Independent Directors’ Stock Option Plan and 2000 Stock Incentive Plan.
(3)	Includes shares available for issuance under the Employee Stock Bonus Plan

Stock Incentive Plans

Codorus Valley Bancorp, Inc. maintains 1996 and 2000 Stock Incentive Plans. The purpose of the Stock Incentive Plans is to advance the development, growth and financial condition of Codorus Valley Bancorp, Inc. and its subsidiaries. The plans provide incentives through participation in the appreciation of capital stock of the Corporation in order to secure, retain and motivate personnel responsible for the operation and management of Codorus Valley Bancorp, Inc. and its subsidiaries.

The plans provide for awards of qualified stock options and non-qualified stock options to officers and other employees. The Board of Directors’ Compensation Committee, consisting exclusively of non-employee directors, administers the 2000 Stock Incentive Plan and the full Board administers the 1996 Stock Incentive Plan. Persons eligible to receive awards under the Stock Incentive Plans are those key officers and other management employees of the Corporation and its subsidiaries as determined by the Committee.

The Corporation granted no options under the 1996 Stock Incentive Plan, but did grant 33,500 options under the 2000 Stock Incentive Plan during 2005. There were 18,894 options exercised during 2005, as adjusted for stock dividends. At December 31, 2005, there were no further shares available for future grants under the 1996 Stock Incentive Plan and 38,811 options available for future issuance under the 2000 Stock Incentive Plan.

Employee Stock Bonus Plan

In 2001, the Corporation implemented an Employee Stock Bonus Plan, administered by non-employee members of the Corporation’s Board of Directors, under which the Corporation may issue shares of its common stock to employees as performance based compensation. As of December 31, 2005, 11,876 shares of common stock were reserved for possible issuance under this plan, subject to future adjustment in the event of specified changes in the Corporation’s capital structure. Under the Employee Stock Bonus Plan, no shares of stock were issued during 2005.

401(k) Retirement Plan

The Bank maintains and sponsors a defined contribution 401(k) savings and investment plan. The 401(k) plan is administered by a committee which is appointed by the Board of Directors. The 401(k) plan is subject to the Internal Revenue Code of 1986 and to the regulations promulgated thereunder. Participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

Each Bank employee who attains the age of 21 and successfully completes any probationary period(s), and if a part time employee completes 1,000 hours of service per year, may participate in the 401(k) plan. An eligible employee may elect to contribute certain portions of salary, wages, bonus (other than year-end bonus), or other direct remuneration to the 401(k) plan. Generally, eligible employees may not contribute more than 20% of their compensation. In 2005, 2004, and 2003, the Bank matched 50% of the first 6% of the employee’s contributions. The Bank’s contributions to the 401(k) plan for each participant vest in 3 years from plan enrollment. The employee’s contributions to the 401(k) plan vest immediately. The Bank incurred expenses of $109,000, $92,000 and $109,000 for financial reporting purposes during 2005, 2004 and 2003, respectively, in connection with the 401(k) plan.

Employment Agreement

In 1993, the Corporation, the Bank and Larry J. Miller, President and Chief Executive Officer of the Corporation and the Bank, entered into an employment agreement. The agreement was subsequently amended and terminated. On December 27, 2005, a new employment agreement was entered into for a term of three years, which term renews automatically for an additional 12 months at the end of each calendar year unless the Corporation and Bank provide written notice to Mr. Miller of non-renewal. The agreement specifies Mr. Miller’s positions and duties, compensation and benefits, and indemnification and termination provisions. The agreement also contains a non-competition provision and a confidentiality provision.

Under the terms of his employment agreement, Mr. Miller serves as the President and Chief Executive Officer of the Corporation and of the Bank and as a member of the Boards of Directors of the Corporation and of the Bank. Pursuant to his employment agreement, Mr. Miller was entitled to an annual direct salary of $220,000 in 2005. This salary may be increased in subsequent years as the Boards of Directors of the Corporation and the Bank deem appropriate. In addition, the Boards of Directors have discretion to pay a periodic bonus to Mr. Miller. Mr. Miller is not entitled to receive director’s fees or other compensation for serving on the Corporation’s or the Bank’s Board of Directors or their committees. Mr. Miller is also entitled to receive the employee benefits made available to Bank employees, to use a vehicle provided by the Bank, and reimbursement for country club dues.

The agreement with Mr. Miller provides that if his employment is terminated by the Corporation or the Bank due to death, disability or “for cause”, then he is entitled to the full annual direct salary and any accrued benefits through the date of termination. If Mr. Miller’s employment is terminated by the Corporation or the Bank other than pursuant to death, disability or “for cause”, then he is entitled to his full annual direct salary from the date of termination through the last day of the term of the agreement, or an amount equal to his current annual direct salary, whichever is greater and a continuation of employee benefits for one year. If Mr. Miller terminates his employment for “good reason”, then he is entitled to an amount equal to his direct annual salary and a continuation of employee benefits for one year. If Mr. Miller’s employment is terminated as a result of a change in control of the Corporation and the Bank, he is entitled to receive a lump sum payment equal to three times his then current direct annual salary and the highest bonus paid to him with respect to one of the last three years of employment and will continue his eligibility to participate in all employee benefit plans and programs in which he was previously entitled to participate for a period of three years.

Long-Term Nursing Care Agreement

On December 27, 2005, the Corporation and the Bank entered into a Long-Term Nursing Care Agreement with Larry J. Miller. Pursuant to the Agreement, upon a change in control, the Corporation will accelerate the ten-year annual premiums dues under a Long-Term Nursing Care Insurance Policy purchased by the Corporation on May 27, 2003.

Change of Control Agreements

On October 1, 1997, the Corporation, the Bank and Harry R. Swift, Esquire, Secretary and Vice President of the Corporation and General Counsel, Executive Vice President, and Cashier of the Bank, entered into a change of control agreement that provides certain benefits to Mr. Swift in the event of a change of control of the Corporation or the Bank or other specified event. On December 27, 2005, the agreement was terminated and a new agreement entered into. The agreement specifies upon termination as of the date of the change of control Mr. Swift’s then current compensation shall be continued for two and one-half years and will continue his eligibility to participate in all employee benefit plans and programs in which he was previously entitled to participate. In addition, Mr. Swift may elect to receive the present value of the amount payable under the agreement in a lump sum payment.

On October 1, 1997, the Corporation, the Bank and Jann Allen Weaver, CPA, Treasurer/Assistant Secretary of the Corporation and Executive Vice President and Chief Financial Officer of the Bank, entered into a change of control agreement that provides certain benefits to Mr. Weaver in the event of a change of control of the Corporation or the Bank or other specified event. On December 27, 2005, the agreement was terminated and a new agreement entered into. The agreement specifies upon termination as of the date of the change of control Mr. Weaver’s compensation will be continued for one year and will continue his eligibility to participate in all employee benefit plans and programs in which he was previously entitled to participate. In addition, Mr. Weaver may elect to receive the present value of the amount payable under the agreement in a lump sum payment.

Salary Continuation Agreements

On October 1, 1998, the Bank entered into salary continuation agreements with Larry J. Miller, Harry R. Swift, Esquire and Jann Allen Weaver, CPA which were subsequently amended on December 27, 2005. These agreements provide for certain payments to these named executives following the executive’s normal retirement date and continuing for 239 months for Mr. Miller, 179 months for Messrs. Swift and Weaver. The agreements contain provisions for early retirement, disability benefits, death benefits and payments on specified changes of control. The agreements also contain non-competition provisions.

Change In Control and Supplemental Benefit Trust Agreement

On January 25, 2006, the Corporation and the Bank and Hershey Trust Company entered into an agreement to assist it in fulfilling its obligations under certain agreements and plans, including the agreements and plans with the named executive officers above. The agreement provides for the establishment of a Trust maintained for the purpose of providing deferred compensation for a select group of employees.

Supplemental Retirement Plans

In 1998, the Bank provided group term life insurance replacement plans for specific executive officers. These plans are the funding vehicle for payments to the executives upon certain specified events. The specified events include a change of control and the executive’s normal retirement. In addition, the Bank provided a director approved group term life insurance replacement plan for the benefit of the Corporation’s directors. This plan provides for payments to accrue to the directors following termination of their service as a member of the Board of Directors. These supplemental retirement plans replaced, in part, other insurance coverages.

Directors’ Compensation

In 2005, members of the Corporation’s Board of Directors were not paid for attendance at board meetings or committee meetings. The Bank does not compensate employee directors for attendance at Board of Directors meetings or committee meetings.

In 2005, the Bank’s non-employee directors were compensated for their services rendered as follows:

•	a monthly retainer of $800;
•	directors’ fees of $450 for each regular or special meeting attended; and
•	committee meeting fees paid at the rate of $150 per hour.

The Bank’s Chairman of the Board received a monthly retainer of $900 in 2005. In addition, the Bank paid life insurance premiums on behalf of the non-employee Bank directors, which totaled $3,512 in 2005. In the aggregate, the Bank paid $163,162 to the Board of Directors in 2005.

Independent Directors’ Deferred Compensation Plan

The Corporation maintains a deferred compensation plan for non-employee, or “independent” directors. Participants may elect to defer receipt of compensation in order to gain certain tax benefits under Internal Revenue Code Section 451. This plan is not funded by the Corporation.

Independent Directors’ Stock Option Plan

The Corporation maintains the Codorus Valley Bancorp, Inc. 1998 Independent Directors’ Stock Option Plan. The Corporation’s shareholders approved the plan at the 1998 annual meeting and the Board of Directors originally reserved 100,000 shares, or 140,709 shares as of December 31, 2005 as adjusted for stock dividends, for issuance under the plan. The purposes of the plan are to advance the Corporation’s and the Bank’s development, growth and financial condition by providing additional incentives to non-employee members of the Corporation’s Board of Directors by encouraging them to acquire stock ownership in the Corporation and to secure, retain and motivate non-employee directors.

Directors who are not employees of the Corporation or its subsidiaries are eligible to receive awards under the plan. Pursuant to the terms of the plan, each non-employee director who attended at least 75% of the total number of Board of Directors and committee meetings during the previous fiscal year is granted non-qualified stock options at each annual reorganization meeting of the Corporation. The first award under the plan was made at the 1998 organization meeting. The purchase price of common stock subject to each stock option granted is the fair market value at the time of grant. The recipient may exercise these stock options for ten years from the grant date. As of December 31, 2005, the Corporation had granted all 140,709 stock options available for issuance under this plan, as adjusted for applicable stock dividends and/or stock splits. This aggregate amount includes stock options that may have been cancelled and/or exercised prior to December 31, 2005.

Transactions with Directors and Executive Officers

Some of Codorus Valley Bancorp, Inc.’s directors and executive officers and the companies with which they are associated were customers of and had banking transactions with Codorus Valley Bancorp, Inc.’s subsidiary Bank during 2005. All loans and loan commitments made to them and to their companies were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than a normal risk of collectibility or present other unfavorable features. Total loans to these persons at December 31, 2005, amounted to $1,069,343. Codorus Valley Bancorp, Inc.’s subsidiary Bank anticipates that it will enter into similar transactions in the future.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report

Responsibilities

Among its duties, the Corporation’s Compensation Committee assists the Board of Directors in fulfilling the Board’s responsibilities regarding: compensation of our executive officers and the members of the leadership team, including oversight of our employee benefit and executive incentive plans, policies, programs and practices; annually evaluating the performance of our President/Chief Executive Officer and the leadership team; periodically evaluating and reviewing our management succession plan; and, reviewing the compensation of the Board of Directors.

In addition, the Compensation Committee also: annually reviews and approves the incentive compensation for all executive officers; reviews and approves employment agreements, change in control agreements or severance agreements to any executive officer; and, engages the services of human resources consulting firms to perform competitive compensation reviews of our total compensation program for our executive officers and leadership team compared to other financial institutions of similar size, geographic market and business lines.

Composition

The Compensation Committee is composed of independent, non-employee directors who are not eligible to participate in management compensation programs. The Compensation Committee, in completing its responsibilities and foregoing duties, relies on the assistance of the professional staff within the Corporation’s subsidiary, PeoplesBank, outside compensation consultants, outside legal counsel and, where appropriate, executive management. The current members of the Compensation Committee are: Rodney L. Krebs-Chair, D. Reed Anderson, M. Carol Druck, MacGregor S. Jones, Dallas L. Smith, Donald H. Warner and Michael L. Waugh. None of these individuals is, or has been, an employee of the Corporation.

Objectives

An ongoing objective of the Corporation is to attract, develop, retain and motivate an executive and leadership team capable of maximizing the Corporation’s financial performance for the long-term benefit of its shareholders and community stakeholders. Through our executive compensation strategy, we seek to provide: reasonable and market-driven salaries that are consistent with the long-term interests of our shareholders; variable incentives, such as cash bonuses, that recognize exceptional performance, individual initiative and achievements; and, compensation packages competitive with those offered by other similar bank holding companies, banks and publicity held companies.

Salaries

We provide salaries to executive officers and the leadership team based upon their respective responsibilities, skills, experience related to their respective positions, market-based pay practices, performance evaluations and expected future contributions. Executive officers and members of the leadership team are eligible for periodic increases in their base salary as a result of individual performance, significant increases in their duties and responsibilities or changes in competitive market-related median salaries for comparable positions.

Variable Compensation

We award performance bonuses to provide direct cash incentives to executive officers and all other employees. Variable compensation payments to executive officers and the leadership team are determined by the Compensation Committee, based upon an assessment of the Corporation’s actual financial performance, as well as after considering other non-financial factors that directly impact long-term shareholder value of the Corporation and subjective measurement of individual performance of each employee. The Committee also considers the performance of the Corporation’s common stock on the NASDAQ National Market; however, the Committee does not make its recommendations based solely on the Corporation’s financial or market performance.

2005 Compensation for the Chief Executive Officer

The Compensation Committee’s charter authorizes the Committee to establish the compensation for our Chief Executive Officer, Larry J. Miller. In general, the Committee considers the Corporation’s financial performance, peer group financial performance and market-based compensation data when making decisions about Mr. Miller’s compensation. The Committee also considers Mr. Miller’s: leadership, both corporately and within our community; decision-making skills, general knowledge and experience; communication with the Board, employees and regulatory satisfaction; and, progress in positioning the Corporation for the future. The Committee also considers Mr. Miller’s effectiveness in enhancing the corporate governance and risk management structure within the Corporation. The Committee does not assign relative weights to any of the foregoing factors.

The Compensation Committee believes that Mr. Miller continues to provide strong leadership for the Corporation and within our community. Corporately, substantial progress has been made toward the priorities outlined in the Corporation’s strategic plan and annual budget, including: revenue growth, asset growth, continued franchise expansion, lower operating costs and continued integration of other financially related lines of business. Within our community, Mr. Miller spends considerable time and energy actively serving in leadership positions on the Boards of Directors and Executive Committees of seven highly-visible community organizations.

The foregoing factors, along with the Corporation’s financial results, were considered when determining Mr. Miller’s compensation for 2005 and annual incentive bonus for 2005. Specifically, the Committee recognized the following accomplishments:

•	Codorus Valley earned $4.6 million, an increase of 15% compared with 2004;
•	Codorus Valley achieved its 2005 earnings per share goal;
•	Codorus Valley assets grew almost 17% compared with 2004;
•	PeoplesBank successfully opened two full service financial centers and materially remodeled two others during 2005;
•	PeoplesBank continued to enhance its credit risk profile and overall asset quality remained strong;
•	Management continued its commitment to enhance alternative sources of income; and
•	Regulatory relations continued at a high level of cooperation, communication and mutual respect.

More information about the compensation paid to Codorus Valley’s Named Executive Officers is available in the Summary Compensation Table on page 10 of this Proxy Statement.

Submitted by the Compensation Committee

Rodney L. Krebs, Chair MacGregor S. Jones Michael L. Waugh	D. Reed Anderson, Esq. Dallas L. Smith	M. Carol Druck Donald H. Warner

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of directors who meet NASDAQ National Market standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors in February 2004.

The Audit Committee met with management periodically during the year to consider the adequacy of the Corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation’s independent certified public accountants.

The Audit Committee met privately at its regular meetings with both the independent certified public accountants and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Audit Committee appointed and the Board approved Beard Miller Company LLP as the independent certified public accountants for the Corporation after reviewing the firm’s performance and independence from management.

Management has primary responsibility for the Corporation’s financial statements and the overall reporting process, including the Corporation’s system of internal controls. The independent certified public accountants audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Corporation in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and Beard Miller Company LLP, the Corporation’s independent certified public accountants, the Corporation’s audited financial statements and met separately with both management and Beard Miller Company LLP to discuss and review those financial statements and reports prior to issuance. Management has represented, and Beard Miller Company LLP has confirmed, to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee received from and discussed with Beard Miller Company LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Corporation. The Audit Committee also discussed with Beard Miller Company LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee monitored certified public accountant independence and reviewed audit and non-audit services performed by Beard Miller Company LLP.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Aggregate fees billed to Codorus Valley Bancorp, Inc. by Beard Miller Company LLP for services rendered are presented below:

	Year Ended December 31,
	2005	2004
Audit fees	$66,224	$64,087
Audit related fees	1,845	800
Tax fees	6,975	7,407
All other fees	0	0
Total fees	$75,044	$72,294

Audit fees include services for the audit of the consolidated financial statements and review of the quarterly financial statements included in the form 10-Qs and the annual form 10-K. Audit related fees for 2005 relate to assistance with a response to an SEC comment letter and assistance with a potential naming rights purchase. Audit related fees for 2004 relate to assistance with analysis of lease termination consequences and low income housing credit calculations. The tax fees for 2005 include the preparation of state and federal returns and assistance with IRS tax notices and Maryland payroll taxes. Tax fees for 2004 include the preparation of state and federal tax returns and assistance with IRS penalty abatement.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent certified public accountants. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent certified public accountants. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of particular services on a case-by-case basis. The Audit committee approved all fees, including tax fees, during 2005 and 2004.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Beard Miller Company LLP’s independence.

Audit Committee

Dallas L. Smith, Chairman

D. Reed Anderson, Esquire

Donald H. Warner

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the yearly dollar change in the cumulative total shareholder return on Codorus Valley Bancorp, Inc.’s common stock against the cumulative total return of the SNL MidAtlantic Bank Index, and the NASDAQ Composite Index for the period of five fiscal years commencing January 1, 2001, and ending December 31, 2005. The graph shows the cumulative investment return to shareholders based on the assumption that a $100 investment was made on December 31, 2000 in each of Codorus Valley Bancorp, Inc.’s common stock, the SNL MidAtlantic Bank Index, and the NASDAQ Composite Index. We computed returns assuming the reinvestment of all dividends. The shareholder return shown on the following graph is not indicative of future performance.

		Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Codorus Valley Bancorp, Inc.	100.00	92.89	112.76	167.25	165.91	180.03
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL Mid-Atlantic Bank Index	100.00	94.24	72.48	103.05	109.15	111.08

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Codorus Valley Bancorp, Inc.’s directors, executive officers and shareholders who beneficially own more than 10% of Codorus Valley Bancorp, Inc.’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Codorus Valley Bancorp, Inc. with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2005.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has selected Beard Miller Company LLP as independent certified public accountants for the examination of its financial statements for the fiscal year ending December 31, 2006. Beard Miller Company LLP served as the Corporation’s independent certified public accountants for the year ended December 31, 2005.

We expect a representative of Beard Miller Company LLP to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

ADDITIONAL INFORMATION

Any shareholder may obtain a copy of Codorus Valley Bancorp, Inc.’s Annual Report or Form 10-K for the year ended December 31, 2005, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Treasurer, Codorus Valley Bancorp, Inc., 105 Leader Heights Road, York, PA 17403. You may also view these documents on our website at www.peoplesbanknet.com, click the Investor Relations link, and then click on the SEC Filings link.

OTHER MATTERS

The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the proxy holders will vote the proxies in what they determine to be the Corporation’s best interests.

CODORUS VALLEY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 16, 2006
9:00 a.m. Prevailing Time

CODORUS VALLEY CORPORATE CENTER
105 Leader Heights Road
York, PA 17403

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as a holder of common stock of Codorus Valley Bancorp, Inc. (the “Corporation”), hereby constitutes and appoints Mildred L. Lackey, George E. McCullough and Bernard F. Young and each or any of them, proxy holders of the undersigned, with full power of substitution and to act without the other, to vote all of the shares of the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403 on Tuesday, May 16, 2006, commencing at 9:00 a.m., prevailing time, and at any adjournment or postponement thereof, as indicated upon the matters described in the Proxy Statement.

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO THE WELLS FARGO BANK, N.A. IN THE ENCLOSED ENVELOPE. WHEN SHARES ARE HELD BY JOINT TENANTS, THE SIGNATURE OF ONE JOINT TENANT WILL VOTE ALL SHARES. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE AND SIGN EACH CARD AND RETURN ALL PROXY CARDS IN THE ENCLOSED ENVELOPE.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

See reverse for voting instructions.

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The Board of Directors Recommends a Vote FOR all Nominees.

1.	ELECTION OF TWO (2) CLASS A DIRECTORS OF THE CORPORATION FOR THREE (3) YEAR TERMS:	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
01 Rodney L. Krebs 02 Dallas L. Smith

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.
THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.
Address Change? Mark Box ☐ Indicate changes below: I plan to attend the meeting ☐
Dated: _______________________________ , 2006

Signature(s) in Box
When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, only one joint owner must sign.